Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “INHIBIKASE THERAPEUTICS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF AUGUST, A.D. 2020, AT 5:01 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-FOURTH DAY OF AUGUST, A.D. 2020 AT 12:01 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4832244 8100 SR# 20206881984	Authentication: 203524616 Date: 08-24-20
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 05:01 PM 08/21/2020

FILED 05:01 PM 08/21/2020

SR 20206881984 - File Number 4832244

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

INHIBIKASE THERAPEUTICS, INC.

Inhibikase Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: The Board of Directors of the Corporation (the “Board of Directors”) has duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof, and authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Certificate of Incorporation (this “Certificate of Amendment”).

SECOND: At the Effective Time (as defined below), of this Certificate of Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware, each 1,14396 shares of the Corporation’s common stock, par value $0,001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, par value $0,001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”), The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu of any fractional shares a holder of Old Common Stock would otherwise be entitled to receive as a result of the Reverse Stock Split, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of the Common Stock as determined in good faith by the Board of Directors.

THIRD: The foregoing amendment shall be effective at 12:01 a.m. ET on August 24, 2020 (the “Effective Time”).

FOURTH: That pursuant to resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation for consideration and was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of Delaware.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the 21st day of August, 2020.

INHIBIKASE THERAPEUTICS, INC.

By:	/s/ Milton H. Werner, Ph.D.
Name:	Milton H. Werner, Ph.D.
Title:	Chief Executive Officer

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF THE CERTIFICATE OF AMENDMENT OF “INHIBIKASE THERAPEUTICS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF AUGUST, A.D. 2020, AT 4:52 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4832244 8100 SR# 20206881783	Authentication: 203518131 Date: 08-21-20
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 04:52 PM 08/21/2020

FILED 04:52 PM 08/21/2020

SR 20206881783 - File Number 4832244

CERTIFICATE OF CORRECTION

TO THE

CERTIFICATE OF AMENDMENT

OF

INHIBIKASE THERAPEUTICS, INC.

(Pursuant to § 103(f) of the General Corporation Law of the State of Delaware)

Inhibikase Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1.            A Certificate of Amendment (“Certificate”) filed with the Delaware Secretary of State on August 7, 2020 was an inaccurate record of the corporate action therein referred to, in that it was erroneously filed with the Delaware Secretary of State.

2.            This Certificate of Correction is permitted by § 103(f) of the DGCL.

3.            The Certificate is hereby rendered null and void.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed by its duly authorized officer on this 21st day of August, 2020.

INHIBICASE THERAPEUTICS, INC.

/s/ Milton H. Werner, Ph.D.
Name:	Milton H. Werner, Ph.D.
Title:	Chief Executive Officer

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “INHIBIKASE THERAPEUTICS, INC.”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF AUGUST, A.D. 2020, AT 4:11 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TENTH DAY OF AUGUST, A.D. 2020 AT 12:01 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4832244 8100 SR# 20206643265	Authentication: 203431828 Date: 08-07-20
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 04:11 PM 08/07/2020

FILED 04:11 PM 08/07/2020

SR 20206643265 - File Number 4832244

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

INHEBIKASE THERAPEUTICS, INC.

Inhibikase Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: The Board of Directors of the Corporation (the “Board of Directors”) has duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof, and authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Certificate of Incorporation (this “Certificate of Amendment”).

SECOND: At the Effective Time (as defined below), of this Certificate of Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware, each 1.14396 shares of the Corporation’s common stock, par value $0,001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, par value $0,001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time, From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. No fractional shares shall be issued in connection with the Reverse Stock Split. A holder of Old Common Stock who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of New Common Stock in lieu of such fractional share,

THIRD: The foregoing amendment shall be effective at 12:01 a.m. EDT on Monday, August 10, 2020 (the “Effective Time”).

FOURTH: That pursuant to resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation for consideration and was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of Delaware.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the 6th day of August, 2020.

INHIBIKASE THERAPEUTICS, INC.

By:	/s/ Milton H. Werner, Ph.D.
Name:	Milton H. Werner, Ph.D.
Title:	Chief Executive Officer

[Signature Page to Certificate of Amendment]